EXHIBIT 10.11
                                 -------------


                                OPTION AGREEMENT
                                    (SK#3898)


        Effective on February 26,1999 (hereinafter the "Effective Date")

     SLOAN-KETTERING INSTITUTE FOR CANCER RESEARCH, a not-for-profit corporation organized and existing under the laws of the State of New York, and having a place of business located at 1275 York Avenue, New York, New York 10021 (hereinafter "SKI") and

     CELSION CORPORATION, a corporation organized under the laws of the State of Maryland, and having a place of business located at 10220-1 Old Columbia Road, Columbia, Maryland 21046-1705 ("CELSION"). .

WHEREAS, SKI possesses certain PATENT RIGHTS (defined herein below), relating to heat sensitive gene therapy, uses of DNA-PK to enhance sensitization of tumors to conventional treatments;

WHEREAS, SKI wishes to have the PATENT RIGHTS evaluated and applied to commercial purposes as quickly as possible in order that products resulting therefrom may be available for public use and benefit;

WHEREAS, CELSION is focused on hyperthermic treatment of cancer and would like to have an option to obtain an exclusive license to use said PATENT RIGHTS for such use in the treatment of cancer; and

WHEREAS, SKI is willing to grant an OPTION to CELSION for a license to use the PATENT RIGHTS on the terms and conditions hereinafter set forth.

NOW, THEREFORE, in view of these premises and in consideration of the mutual covenants herein contained, the Parties hereto agree as follows;




                                    ARTICLE 1
                                   DEFINITIONS
                                   -----------

                             ARTICLE I - DEFINITIONS
                             -----------------------

For the purpose of this Agreement, the following words and phrases shall have the following meanings:

     1.1 "CELSION" shall include its Affiliates, that is, any person, firm, corporation or other entity controlling, controlled by, or under common control with a party hereto. The term "control" wherever used throughout this Agreement shall mean ownership, directly or indirectly, of more than 50% of the equity capital. With regard to SKI, "Affiliate" shall mean the Memorial Sloan-Kettering Cancer Center and the Memorial Hospital for Cancer and Allied Diseases.

     1.2 "Patent Rights" shall mean all of the following SKI intellectual property:

          (a) The United States patent application entitled, "Uses of DNA-PK", filed on July 1, 1998;

          (b) United States and foreign patents issued from such application, and from divisionals and continuations of this application;

          (c) claims of U.S. and foreign continuation-in-part applications, and of the resulting patents, which are directed to subject matter specifically described in such United States patent application;

          (d) any reissues or re-examinations of patents described in (a), (b), or (c), above.

     1.3 "Field of Use" shall mean the use of the PATENT RIGHTS in the field of cancer therapy.

                                    ARTICLE 2
                                     OPTION
                                     ------

     2.1 SKI hereby grants to CELSION for six (6) months from the Effective Date an exclusive option to an exclusive, world-wide license, with the right to sublicense for the PATENT RIGHTS in the FIELD, to be negotiated in good faith on reasonable terms and conditions, including license issue fee, milestone payments, and royalties. If CELSION decides to exercise this option, it shall so notify SKI in writing within the term of this agreement. In the event the parties, acting in good faith, fail to reach a mutually acceptable agreement within three (3) months after commencing negotiations, SKI shall be entitled to negotiate a license with a third party for PATENT RIGHTS.

     2.2 Notwithstanding any other provisions of this Agreement, it is agreed that SKI and its Affiliates shall retain the right to practice the licensed PATENT RIGHTS for its own teaching, research and patient care activities. All rights reserved to the United States Government and others under 35 USC ss.ss.200-212, as amended, shall remain and shall in no way be affected by this Agreement.

                                    ARTICLE 3
                                  CONSIDERATION
                                  -------------

     3.1 Upon signing this Agreement, CELSION shall pay to SKI ($ Confidential Treatment Requested) U.S. dollars (Confidential Treatment Requested), Such payment will not be credited against fees, advances or royalties under any license agreement later negotiated.


                                    ARTICLE 4
                               PATENT PROSECUTION
                               ------------------

     4.1 Upon signing this Agreement, CELSION shall pay to SKI ($ Confidential Treatment Requested) as reimbursement for past patent expenses.

     4.2 CELSION shall be responsible for and pay all reasonable patent costs and expenses incurred by SKI for the preparation, filing, prosecution, issuance, and maintenance of the PATENT RIGHTS during the term of this Agreement. CELSION. shall pay to SKI all such costs and expenses within thirty (30) days of receipt of an invoice of such costs and expenses.

     4.3 SKI shall diligently prosecute and maintain the PATENT RIGHTS in the United States and in such countries as are determined by SKI and agreed to by CELSION, using counsel of its choice. If CELSION does not agree to bear the expense of filing patent applications in any foreign countries in which SKI wishes to obtain patent protection, then SKI may file and prosecute such applications at its own expense and any rights granted hereunder shall exclude such countries.

     4.4 SKI shall provide CELSION with copies of all relevant documentation so that CELSION may be informed and to give CELSION reasonable opportunity to advise SKI of the continuing prosecution, and CELSION agrees to keep this documentation confidential.


                                    ARTICLE 5
                                     NOTICES
                                     -------

     5.1 Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given when delivered by courier or other means providing proof of delivery to such party at its address below or as it shall designate by written notice given to the other party:

In the case of SKI:

Sloan-Kettering Institute for Cancer Research
1275 York Avenue
New York, New York 10021
      Attention: James S. Quirk
                 Senior Vice President
                 Research Resources Management


In the case of LICENSEE:

Celsion Corporation
10220-1 Old Columbia Road
Columbia, MD 21046-1705
    Attention:   Augustine Y. Cheung, Ph.D.
                 Chairman


                                    ARTICLE 6
                                NON-USE OF NAMES
                                ----------------

     6.1 CELSION shall not use the names of SKI or its Affiliates, nor any of their employees, nor any adaptation thereof, in any advertising, promotional or sales literature without prior written consent obtained from SKI in each case.

                                    ARTICLE 7
                                      TERM
                                      ----

     7.1 This Agreement shall terminate six (6) months after the Effective Date or three (3) months after CELSION exercises its option granted under Article 2, whichever is longer, unless terminated sooner as provided in this Article 7.

     7.2 CELSION shall be entitled to terminate this Agreement for any reason upon thirty (30) days advance written notice to SKI.

     7.3 Upon any material breach of this Agreement by CELSION, SKI shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder by thirty (30) days' notice to CELSION. Such termination shall become effective unless CELSION shall have cured any such breach prior to the expiration of the thirty (30) day period.

     7.4 SKI may terminate this Agreement if CELSION becomes insolvent or, a petition in bankruptcy is filed against CELSION and is consented to, acquiesced in or remains undismissed for thirty (30) days; or makes a general assignment for the benefit of creditors, or a receiver is appointed for CELSION, and CELSION does not return to solvency before the expiration of a thirty (30) day period.

     7.5 Upon termination of this Agreement, for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination,


                                    ARTICLE 8
                            MISCELLANEOUS PROVISIONS
                            ------------------------

     8.1 This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     8.2 This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

     8.3 Except as otherwise expressly set forth in this Agreement, SKI MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF PATENT RIGHTS CLAIMS, ISSUED OR PENDING.


     8.4 Paragraph headings are inserted herein for convenience of reference only and do not form a part of this Agreement, and no construction or inference shall be derived therefrom.

     8.5 This Agreement and the instruments, documents and other agreements referred to herein or signed concurrently set forth the entire agreement and understanding of the parties regarding the subject matter.

     8.6 This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be an original and all such counterparts shall together constitute but one and the same agreement.

     8.7 This Agreement may be amended, modified, superseded or canceled, and any of the terms hereof may be waived, only by a written instrument executed by each party hereto or, in the case of waiver, by the party waiving compliance. The delay or failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the rights at a later time to enforce the same. No waiver by any party of any condition or of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

     8.8 No person not a party to this Agreement, including any employee of any party to this Agreement, shall have or acquire any rights by reason of this Agreement, nor shall any party hereto have any obligations or liabilities to such other Person by reason of this Agreement. Nothing contained in this Agreement shall be deemed to constitute the parties partners with each other or any Person.

     8.9 This Agreement may not be assigned by CELSION without prior written consent from SKI, except that CELSION may, without SKI's consent, assign this Agreement to any entity that it may merge into, consolidate with, or transfer substantially all of its assets ("substantially" being EIGHTY PERCENT (80%) or more thereof) as an entirety, so long as the successor surviving corporation in any such merger, consolidation, transfer or reorganization assumes in writing the obligations of this Agreement.

     8.10 The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.



                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date first written above,


Signed by /s/G.J.Bernhardt                Signed by /s/Augustine Y. Cheung
          ----------------                         ----------------------
          James S. Quirk                            Augustine Y. Cheung, Ph.D.
          Senior Vice President                     Chairman
          Research Resouces Management

Date": 3/16/99                            Date:   3/11/99
       -------                                    -------

                                     (Logo)


                              Senior Vice President
                          Research Resources Management





                                 March 16, 1999


TO WHOM IT MAY CONCERN:


     In my absence, Mr. Gustave J. Bernhardt, Director, Research Resources Management, will sign as an institutional official for the Sloan-Kettering Institute for Cancer Research.






                               /s/ James S. Quirk
                                   ------------------
                                   James S. Quirk
                                   Senior Vice President





JSQ:meb





                     Memorial Sloan-Kettering Cancer Center
                   1275 York Avenue, New York, New York l0021
                   NCI-designated Comprehensive Cancer Center